UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2023
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

ABL Facility Agreement

On May 8, 2023 (the “Signing Date”), Coronado Global Resources Inc., a Delaware corporation (the “Company”), Coronado Coal Corporation, a Delaware corporation, Coronado Finance Pty Ltd (ACN 628 668 235), an Australian proprietary company and a wholly-owned subsidiary of the Company (an “Australian Borrower”), Coronado Curragh Pty Ltd (ACN 009 362 565), an Australian proprietary company and a wholly-owned subsidiary of the Company (an “Australian Borrower” and, together with the other Australian Borrower, the “Borrowers”), and the other guarantors party thereto (collectively with the Company, the “Guarantors” and, together with Borrowers, the “Loan Parties”), entered into a senior secured asset-based revolving credit agreement in an initial aggregate principal amount of US$150 million (the “ABL Facility”) with Global Loan Agency Services Australia Pty Ltd (ACN 608 829 303), as administrative agent (the “Administrative Agent”), Global Loan Agency Services Australia Nominees Pty Ltd (ACN 608 945 008), as collateral agent, The Hongkong and Shanghai Banking Corporation Limited, Sydney branch (“HSBC”), as a lender, and DBS Bank Limited, Australian branch (“DBS”) as a lender (together with HSBC, the “Lenders”). Upon satisfaction of the stipulated conditions precedent to closing under the ABL Facility, which conditions include (among other things), completion of a field examination by an independent third party assessor, and satisfactory right of entry arrangements being entered into in relation to certain Australian ports utilized by the Company for shipment of coal, the ABL Facility will replace the senior secured asset-based revolving credit agreement, dated May 12, 2021, between the Loan Parties, Citibank, N.A., as administrative agent and the lenders thereto, which the Company will fully repay in accordance with its terms and terminated in connection with entry into the ABL Facility. The conditions precedent under the ABL Facility need to be satisfied (or waived) on or before the date that falls 60 days after the Signing Date, or such later date as agreed between the Company and each lender under the ABL Facility.

The ABL Facility will mature three years after the closing date under the ABL Facility, being the date that the Administrative Agent confirms to the Company that all conditions precedent under the ABL Facility have been satisfied or waived (the “Closing Date”). The ABL Facility provides for up to US$150 million in borrowings, including a US$100 million sublimit for the issuance of letters of credit and a US$70 million sublimit for a revolving credit facility. Availability under the ABL Facility is limited to an eligible borrowing base, determined by applying customary advance rates to eligible accounts receivable and inventory.

The ABL Facility is guaranteed by the Guarantors. Amounts outstanding under the ABL Facility are secured by (i) a first-priority lien in the accounts receivable and other rights to payment, inventory, intercompany indebtedness, certain general intangibles and commercial tort claims, commodities accounts, deposit accounts, securities accounts and other related assets and proceeds and products of each of the foregoing (collectively, the “ABL Collateral”), (ii) a second-priority lien on substantially all of the Company’s assets and the assets of the guarantors (other than ABL Collateral), and (iii) solely in the case of the obligations of the Australian Borrower, a featherweight floating security interest over certain assets of the Australian Borrower, in each case, subject to certain customary exceptions.

Borrowings under the ABL Facility bear interest at a rate per annum equal to applicable rate of 2.80% and BBSY (for loans denominated in AUD) or SOFR (for loans denominated in USD).

The ABL Facility contains customary representations and warranties and affirmative and negative covenants including, among others, a covenant regarding the maintenance of leverage ratio to be less than 3.00 times, a covenant regarding maintenance of interest coverage ratio to be more than 3.00 times, covenants relating to the payment of dividends, or purchase or redemption of, with respect to any Equity Interests of Holdings or any of its Subsidiaries, covenants relating to financial reporting, covenants relating to the incurrence of liens or encumbrances, covenants relating to the incurrence or prepayment of certain debt, compliance with laws, use of proceeds, maintenance of properties, maintenance of insurance, payment obligations, financial accommodation, mergers and sales of all or substantially all of the Borrowers and Guarantors’, collectively the Loan Parties, assets and limitations on changes in the nature of the Loan Parties’ business.

The ABL Facility provides for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees, or other amounts, a representation or warranty proving to have been materially incorrect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to certain material indebtedness, the bankruptcy or insolvency of the Company and certain of its subsidiaries, monetary judgment defaults of a specified amount, invalidity of any loan documentation, and ERISA defaults resulting in liability of a material amount. In the event of a default by the Borrowers (beyond any applicable grace or cure period, if any), the Administrative Agent may and, at the direction of the requisite number of Lenders, shall declare all amounts owing under the ABL Facility immediately due and payable, terminate such Lenders’ commitments to make loans under the ABL Facility, require the Borrowers to cash collateralize any letter of credit obligations and/or exercise any and all remedies and other rights under the ABL Facility. For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable. A review event will occur under the ABL Facility if any one or more of the following occurs: (a) downgrade of the credit rating by S&P or Moody’s in respect of a Loan Party which applies as at the Closing Date; (b) change of control occurs; or (c) delisting of any listed Loan Party from the relevant stock exchange on which it was listed or a trading halt in respect of such Loan Party for more than 5 business days. Following the occurrence of a review event, the Borrowers must promptly meet and consult in good faith with the Administrative Agent and the Lenders to agree a strategy to address the relevant review event. If at the end of a period of 20 business days after the occurrence of the review event, the Lenders are not satisfied with the result of their discussion or meeting with the Borrowers or do not wish to continue to provide their commitments, the Lenders may declare all amounts owing under the ABL Facility immediately due and payable, terminate such Lenders’ commitments to make loans under the ABL Facility, require the Borrowers to cash collateralize any letter of credit obligations and/or exercise any and all remedies and other rights under the ABL Facility.

The foregoing description of the ABL Facility is qualified by reference to the full text of the ABL Facility, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the ABL Facility are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Syndicated Facility Agreement, dated as of May 8, 2023, among Coronado Global Resources Inc., as guarantor, Coronado Finance Pty Ltd, as Australian borrower, Coronado Curragh Pty Ltd, as Australian borrower, the subsidiaries of Coronado Global Resources Inc. named therein, as additional guarantors, Global Loan Agency Services Australia Pty Ltd, as administrative agent, Global Loan Agency Services Australia Nominees Pty Ltd, as collateral agent, The Hongkong and Shanghai Banking Corporation Limited, Sydney branch, as a lender, and DBS Bank Limited, Australian branch, as a lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO GLOBAL RESOURCES INC.

By:	/s/ Christopher P. Meyering
Name:	Christopher P. Meyering
Title:	Vice President, Chief Legal Officer and Secretary

Date: May 8, 2023

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